Exhibit 16.1

May 15, 2020

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: American Renal Associates Holdings, Inc.

File No. 001-37751

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of American Renal Associates Holdings, Inc. dated May 15, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP